UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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DATATRAK INTERNATIONAL

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2006

Dear Shareholder:

      You are cordially invited to attend the 2006 Annual Meeting of Shareholders of DATATRAK International, Inc., to be held at 10:00 a.m., local time, on Thursday, June 8, 2006 at our offices located at 6150 Parkland Boulevard, Paragon II, Suite 100, Mayfield Heights, Ohio.

      At this year’s Annual Meeting, shareholders will be asked to elect three directors for a two-year term ending at the Annual Meeting in 2008. Information relating to the election of the three directors is presented in the accompanying proxy statement, which shareholders are encouraged to read carefully.

      Whether or not you plan to attend the Annual Meeting in person, it is important that your shares are represented. Therefore, please complete, sign, date and promptly return the enclosed proxy card in the accompanying envelope. If you do attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person, even if you have previously returned your proxy card.

      On behalf of the Board of Directors and management of DATATRAK International, Inc., we would like to thank you for your continued support and confidence.

Sincerely yours,

Dr. Jeffrey A. Green
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS
AUDIT COMMITTEE AND RELATED MATTERS
EXECUTIVE OFFICER COMPENSATION
Performance Graph
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
OTHER MATTERS
Annex A

DATATRAK INTERNATIONAL, INC.

6150 Parkland Boulevard
Mayfield Heights, Ohio 44124

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 8, 2006

      The 2006 Annual Meeting of Shareholders of DATATRAK International, Inc., will be held at 10:00 a.m., local time, on Thursday, June 8, 2006 at our offices located at 6150 Parkland Boulevard, Paragon II, Suite 100, Mayfield Heights, Ohio, for the following purposes:

1. To nominate and elect three individuals as directors for a two-year term ending at the Annual Meeting in 2008; and

2. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

      Only shareholders of record at the close of business on April 17, 2006 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors,

THOMAS F. MCKEE
Secretary

Mayfield Heights, Ohio

April 28, 2006

EACH SHAREHOLDER IS REQUESTED TO EXECUTE AND PROMPTLY RETURN THE

ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE

DATATRAK INTERNATIONAL, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

Mailed on or about April 28, 2006

Why am I receiving these materials?

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of DATATRAK for use at the 2006 Annual Meeting of Shareholders on Thursday, June 8, 2006 at 10:00 a.m., local time, and any adjournments or postponements thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders accompanying this proxy statement.

Who is paying for this proxy solicitation?

      The expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy, will be borne by us. We may pay persons holding common shares for others their expenses for sending proxy materials to their principals. In addition to solicitation of proxies by mail, our directors, officers and employees, without additional compensation, may solicit proxies by telephone, electronically via e-mail and personal interview. We also may retain a third party to aid in the solicitation of proxies.

What voting rights do I have as a shareholder?

      On each matter to be voted on, you have one vote for each outstanding common share you own as of April 17, 2006, the record date for the meeting. Only shareholders of record at the close of business on April 17, 2006 are entitled to receive notice of and to vote at the Annual Meeting. On this record date, there were 11,361,754 common shares outstanding and entitled to vote. Shareholders do not have the right to vote cumulatively in the election of directors.

How do I vote?

      If you are a shareholder of record, you can vote in person at the Annual Meeting or you can vote by signing and mailing in your proxy card in the enclosed envelope. If you are a shareholder of record, the proxy holders will vote your shares based on your directions.

      If you sign and return your proxy card, but do not properly direct how your shares should be voted, the proxy holders will vote “FOR” the election of the three nominees listed in this proxy statement and will use their discretion on any other proposals and other matters that may be brought before the Annual Meeting.

      If you hold common shares through a broker or nominee, you may vote in person at the Annual Meeting only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares.

Can I revoke or change my vote after I submit a proxy?

      Yes. You can revoke your proxy or change your vote at any time before the proxy is exercised at the Annual Meeting. This can be done by either submitting another properly completed proxy card with a later date, sending a written notice to our Secretary, or you may attend the Annual Meeting and vote in person. You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy, rather you must notify a DATATRAK representative at the Annual Meeting of your desire to revoke your proxy and vote in person.

What vote is required to approve the election of the three directors for a two-year term ending at the Annual Meeting in 2008?

      The nominees receiving the greatest number of votes will be elected. A proxy card marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes will have no effect on the election of directors.

What constitutes a quorum?

      A quorum of shareholders will be present at the Annual Meeting if at least a majority of the aggregate voting power of common shares outstanding on the record date are represented, in person or by proxy, at the Annual Meeting. With 11,361,754 votes outstanding as of the close of business on the record date, shareholders representing at least 5,680,878 votes will be required to establish a quorum. Abstentions and broker non-votes will be counted towards the quorum requirement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table shows, as of April 17, 2006, unless otherwise indicated, the beneficial ownership of DATATRAK’s common shares of (1) each person who is known to us to beneficially own more than 5% of DATATRAK’s outstanding common shares, (2) each of DATATRAK’s directors, (3) each of the Named Executive Officers (as hereinafter defined) and (4) all directors and executive officers as a group. Unless otherwise indicated, all information with respect to beneficial ownership has been furnished by each director or Named Executive Officer, or 5% holder, as the case may be.

	Common Shares
	Beneficially Owned (2)

Name and Address of Beneficial Owner (1)	Number	Percent

Timothy G. Biro(3)	109,963	1.0%

Terry C. Black	72,095	*

Dr. Jeffrey A. Green(4)	601,585	5.2%

Seth B. Harris(5)	415,596	3.6%

Dr. Jerome H. Kaiser	110,177	1.0%

Dr. Mark J. Ratain	122,756	1.1%

Marc J. Shlaes	86,813	*

Dr. Robert M. Stote	164,278	1.4%

Dr. Wolfgang Summa	64,313	*

Jim Bob Ward(6)	673,908	5.9%

FMR Corp.(7)	1,035,633	9.1%
82 Devonshire Street Boston, Massachusetts 02109

Arbor Capital Management, LLC(8)	991,672	8.7%
One Financial Plaza 120 South Sixth Street, Suite 1000 Minneapolis MN 55402

All directors and executive officers as a group (10 persons)	2,421,484	19.7%

*	Less than one percent.

(1)	The address of the directors and executive officers listed above is c/o DATATRAK International, Inc., 6150 Parkland Boulevard, Suite 100, Mayfield Heights, Ohio 44124.

(2)	The number of common shares deemed outstanding includes (1) 11,361,754 common shares outstanding as of April 17, 2006 and (2) with respect to each of the following individuals and groups, the following number of common shares, which may be purchased pursuant to option exercises within 60 days after April 17, 2006: Mr. Biro (105,375 common shares); Mr. Black (64,595 common shares); Dr. Green (215,250 common shares); Mr. Harris (124,125 common shares); Dr. Kaiser (100,875 common shares); Dr. Ratain (111,375 common shares); Mr. Shlaes (86,813 common shares); Dr. Stote (47,625 common shares); Dr. Summa (64,313 common shares); and all directors and executive officers as a group (920,346 common shares). The number of common shares listed for all directors and executive officers as a group includes shares held by Mr. Ward who, effective February 13, 2006, became an executive officer of DATATRAK but he was not a Named Executive Officer at fiscal year end.

(3)	Includes 300 common shares held by Mr. Biro’s wife. Mr. Biro disclaims beneficial ownership of these 300 common shares.

(4)	Includes 110,953 common shares held by Dr. Green’s wife and 750 shares held by Dr. Green’s son. Dr. Green disclaims beneficial ownership of these 111,703 common shares.

(5)	Includes 44,634 common shares held in trust for Mr. Harris.

(6)	Mr. Ward is the former President and Chief Executive Officer of ClickFind, Inc. (“ClickFind”). DATATRAK acquired all of the outstanding stock of ClickFind on February 13, 2006. Effective

February 13, 2006, Mr. Ward became an executive officer of DATATRAK; however, he was not a Named Executive Officer at fiscal year end.

(7)	Based solely on information provided pursuant to Amendment No. 1 to Schedule 13G filed jointly with the Securities and Exchange Commission on February 14, 2006 by FMR Corp and Edward C. Johnson III, the Chairman of FMR Corp. As of December 31, 2005, FMR Corp. and Edward C. Johnson III were each deemed to beneficially own 1,035,633 common shares of DATATRAK. As provided in the Schedule 13G/ A, Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,035,633 common shares of DATATRAK or 10.0% of the common shares of DATATRAK outstanding at December 31, 2005. According to the information provided in the Schedule 13G/ A, each of Mr. Johnson and FMR Corp., through its control of Fidelity and its funds, has the sole power to dispose of 1,035,633 common shares of DATATRAK, but neither Mr. Johnson nor FMR Corp. has the sole power to vote or direct the voting of such common shares of DATATRAK.

(8)	Based solely on information provided pursuant to Amendment No. 1 to Schedule 13G filed jointly with the Securities and Exchange Commission on February 3, 2006 by Arbor Capital Management, LLC (“Arbor Capital”), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and Rick D. Leggott, who is the CEO of Arbor Capital and beneficially owns a controlling percentage of Arbor Capital’s outstanding voting securities. As provided in the Schedule 13G/ A, Arbor Capital has been has been granted discretionary power over its clients’ securities and in some instances has voting power over such securities, but such discretionary authority may be revoked in whole or in part at any time. According to the information in the Schedule 13G/ A, Arbor Capital and Mr. Leggott may each be deemed to beneficially own 991,672 common shares of DATATRAK or 9.6% of the common shares of DATATRAK outstanding at December 31, 2005.

ELECTION OF DIRECTORS

      The authorized number of directors is presently fixed at six, with members of the Board of Directors divided into two classes and with the term of office of one class expiring each year. At the Annual Meeting, shareholders will elect three individuals as directors to serve in Class II until the Annual Meeting to be held in the year 2008 and until the successors of those directors are duly elected and qualified. At its April 11, 2006 meeting, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors nominated Dr. Green, Dr. Ratain and Mr. Harris to stand for election as directors at the Annual Meeting. Dr. Green, Dr. Ratain and Mr. Harris are presently directors of DATATRAK.

      Unless otherwise directed, the persons named in the accompanying proxy will vote for the election of the three nominees shown below as directors. In the event of the death of or inability to act of any of the nominees, the proxies will be voted for the election of the other persons that the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur. In no event will the accompanying proxy be voted for more than three nominees or for persons other than those persons named below or any substitute nominees for any of them.

      Included below is information concerning the nominees for election at the Annual Meeting, as well as those directors who will continue to serve in office after the Annual Meeting.

Nominees for Election at the 2006 Annual Meeting

      Jeffrey A. Green, Pharm.D., FCP., 50, is the founder of DATATRAK and has served as our President, Chief Executive Officer and a director since March 1992. From 1984 to 1992, Dr. Green served as an Assistant Professor of Medicine and Radiology at Case Western Reserve University, Cleveland, Ohio. During his tenure at Case Western Reserve University, Dr. Green established and directed the Cardiovascular Clinical Pharmacology Research Program at University Hospitals of Cleveland. In addition, Dr. Green was an established investigator in clinical cardiology and PET scanning, and was responsible for directing over 90 individual investigations during his tenure. Dr. Green has authored over 90 publications and has been an invited speaker at more than 170 national meetings. He was the recipient of the McKeen Cattell Distinguished Achievement Award from the American College of Clinical Pharmacology in 1988. Dr. Green is a graduate of Purdue University (B.S.) and the University of Texas (Pharm.D.).

      Seth B. Harris, 66, has been a director since 1992, and is the Chairman of Brand Development Ventures Inc., a consulting company that offers a wide range of services in new product development and marketing, since 2002. During 2000 and 2001, Mr. Harris was the Chairman of Toy Craze, Inc., a Cleveland-based toy company. Mr. Harris was the Chairman of Frieder Inc., a distributor of consumer products, from 1993 to 2000. Mr. Harris has been an active business consultant since his retirement as Chairman of the Board and President of Harris Wholesale, Inc., a wholesale pharmaceutical distribution company.

      Mark J. Ratain, M.D., 51, has been a director since April 1998. Dr. Ratain is a hematologist/oncologist and a clinical pharmacologist. He is the Leon O. Jacobson Professor of Medicine and Chairman of the Committee on Clinical Pharmacology and Pharmacogenomics and Associate Director for Clinical Science for the Cancer Research Center at the University of Chicago. Dr. Ratain has been associated with the Department of Medicine at the University of Chicago since 1983. He has authored and co-authored more than 250 articles and book chapters principally relating to the treatment of cancer. Prior to becoming a director, Dr. Ratain served as Chairman of our Scientific Advisory Board for four years. He received his A.B. Degree in Biochemical Sciences from Harvard University and his M.D. from the Yale University School of Medicine.

The Board of Directors unanimously recommends that the shareholders vote “FOR” the three nominees whose two year term will expire in 2008.

Directors Continuing in Office

      Timothy G. Biro, MBA, 52, has been a director since 1992. Mr. Biro has been the Managing Partner of Ohio Innovation Fund I, L.P., a venture capital firm, which invests in early-stage business, since 1997.

Mr. Biro is also a Partner with Reservoir Venture Partners. Mr. Biro has been involved in venture capital financing since 1991.

      Prior to 1991, Mr. Biro was Superintendent of Pharmaceutical Manufacturing at Merck & Co., Inc. Mr. Biro has a B.S. Degree in Microbiology from Pennsylvania State University and in Pharmacy from Temple University and an MBA from The Wharton School of Business at the University of Pennsylvania.

      Jerome H. Kaiser, Ph.D., 49, has been a director since December 1999. Dr. Kaiser is Senior Vice President and Chief Information Officer at Tower Group, Inc., insurance companies. From 1999 to 2006, Dr. Kaiser was Director of Systems for Rothschild Inc., a private investment bank. From 1992 to 1999, Dr. Kaiser held various positions within the pharmaceutical industry. During 1998 and 1999, he was the Director of Product Management for Pfizer, Inc. From 1994 to 1998, Dr. Kaiser was employed by Hoffman-LaRoche, Inc., first as Senior Projects Specialist and then as Director of Information Management for Global Development.

      Robert M. Stote, M.D., 66, has been a director since 1993. Dr. Stote has served as a Senior Vice President and Chief Medical Officer at Bentley Pharmaceuticals, Inc., a pharmaceutical company, since 1992. Dr. Stote also served as a director of Bentley Pharmaceuticals, Inc. from 1992 until 2004. He also serves on the Scientific Advisory Board of NuPathe, Inc. Prior to 1992, Dr. Stote was employed for 20 years by SmithKline Beecham Corporation, serving as Senior Vice President and Medical Director, Worldwide Medical Affairs, from 1989 to 1992 and Vice President — Clinical Pharmacology — Worldwide from 1987 to 1989.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

      During the last fiscal year, the Board of Directors met five times. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which each served during the period for which each was a member of the Board of Directors.

      The Board of Directors has determined that all directors except Dr. Green, our President and Chief Executive Officer, are “independent” under the listing standards of the Nasdaq Stock Market. The independent directors meet at least twice a year in executive sessions. The sessions will be chaired by each of the Chairman of the Audit, Compensation and Nominating and Corporate Governance Committees on a rotating basis. Any independent director can request that an additional session be scheduled. Our policy is that each member of the Board of Directors is expected to attend the Annual Meeting of Shareholders.

      The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. Set forth below is the current membership of each Board committee:

Nominating and
Audit		Corporate Governance
Committee	Compensation Committee	Committee	Executive Committee

Mr. Biro (Chairman)	Mr. Harris (Chairman)	Dr. Kaiser (Chairman)	Dr. Green (Chairman)
Dr. Kaiser	Mr. Biro	Dr. Ratain	Mr. Biro
Dr. Ratain	Dr. Stote	Dr. Stote	Dr. Kaiser

      Audit Committee. The Audit Committee is responsible for the annual appointment of our auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles we use in financial reporting, internal financial auditing procedures and the adequacy of internal control procedures. Specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter adopted by the Board of Directors. Our Board has determined that each of the members of the Audit Committee satisfies the current independence standards of the Nasdaq Stock Market listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. The Audit Committee met six times in 2005.

      The Board also has determined that the Audit Committee Chairman Timothy G. Biro is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K. As an “audit committee financial expert,” Mr. Biro satisfies the Nasdaq financial literacy and sophistication requirements.

      Compensation Committee. The Compensation Committee has the authority to administer our stock option plans and 2005 Omnibus Equity Plan, including the selection of grantees and the timing of grants, to review and monitor key employee compensation and benefits policies and to review and make recommendations to the Board regarding our senior management yearly compensation levels. The Compensation Committee met twice during 2005.

      Nominating and Corporate Governance Committee. The purpose of the Nominating and Corporate Governance Committee is to (1) identify, select and recommend qualified individuals as nominees for the Board of Directors at each Annual Meeting or when otherwise required to fill a vacancy or increase the size of the Board of Directors and (2) assist the Board of Directors in developing and implementing the Company’s corporate governance policies and guidelines. The Nominating and Corporate Governance Committee met twice during 2005.

      The Nominating and Corporate Governance Committee will seek candidates for an open director position by soliciting suggestions from Committee members, other Board members, senior management or others. The Committee also may retain a third-party executive search firm to identify candidates from time to time. Additionally, the Committee will consider any unsolicited recommendation for a potential candidate to the Board from Committee members, other Board members, management and shareholders. The Committee will accept shareholder recommendations regarding potential candidates for the Board, provided that shareholders send their recommendations to the Chairman of the Committee with the following information:

•	The name and contact information for the candidate;

•	A brief biographical description of the candidate, including his or her employment for at least the last five years, educational history, and a statement that describes the candidate’s qualifications to serve as a director;

•	A statement describing any relationship between the candidate and the nominating shareholder, and between the candidate and any employee, director, customer, supplier, vendor or competitor of DATATRAK; and

•	The candidate’s signed consent to be a candidate and to serve as a director if nominated and elected, including being named in our proxy statement.

      Once the Nominating and Corporate Governance Committee has identified a prospective candidate, the Committee makes a determination whether to conduct a full evaluation of the candidate. This initial determination is based primarily on the Board’s need to fill a vacancy or desire to expand the size of the Board as well as the likelihood that the candidate can meet the Committee’s evaluation criteria set out in the Committee’s charter, which is attached to this proxy statement as Annex A, as well as compliance with all other legal and regulatory requirements. The Committee will rely on public information about a candidate, personal knowledge of any Committee or Board member or member of management regarding the candidate, as well as any information submitted to the Committee by the person recommending a candidate for consideration. The Committee, after consultation with other Board members, will decide whether additional consideration of the candidate is warranted.

      If additional consideration is warranted, the Nominating and Corporate Governance Committee may request the candidate to complete a questionnaire that seeks additional information about the candidate’s independence, qualifications, experience and other information that may assist the Committee in evaluating the candidate. The Committee may interview the candidate in person or by telephone and also may ask the candidate to meet with senior management. The Committee then evaluates the candidate against the standards and qualifications set out in the Committee’s charter. Additionally, the Committee shall consider other relevant factors as it deems appropriate (including independence issues and family or related party relationships).

      Before nominating an existing director for re-election at an Annual Meeting, the Nominating and Corporate Governance Committee will consider the director’s past performance and contribution to the Board and its committees. After completing the evaluation of new candidates or existing directors whose term is expiring, if the Committee believes the candidate would be a valuable addition to the Board or the existing director is a valued member of the Board, then the Committee will make a recommendation to the full Board that such candidate or existing director should be nominated by the Board. The Board will be responsible for making the final determination regarding prospective nominees after considering the recommendation of the Committee.

      Executive Committee. The Executive Committee has the authority to exercise all powers of the Board of Directors in the management of our business and affairs of DATATRAK at any time when the entire Board of Directors cannot meet. The Executive Committee did not meet in 2005.

Shareholder Communication with the Board

      Shareholders may communicate their concerns directly to the entire Board or specifically to non-management directors of the Board by submitting in writing to us at the following address: Shareholder Communication, DATATRAK International, Inc., 6150 Parkland Boulevard, Suite 100, Mayfield Heights, Ohio 44124. The status of all outstanding concerns addressed to the entire Board or only non-management directors will be reported to the chair of the Audit Committee on a quarterly basis.

Compensation of Directors

      Under our director compensation program, each continuing non-management director receives annual payments of $16,000 in cash and $16,000 in common shares. Each new non-management director will receive $16,000 in cash and up to $32,000 in common shares for their first year of service and thereafter will be compensated at the regular rate. The chair of our Audit Committee receives an additional annual payment of $4,000 in common shares and the chairs of our Compensation Committee and Nominating and Corporate Governance Committees receives an additional annual payment of $2,000 in common shares. All of the annual payments are paid on a quarterly basis. Further, a retiring director who has served on our Board for at least five years and agrees to be available for limited consulting for a period of one year after his retirement will be entitled to receive up to $16,000 in common shares. In addition, each non-management director is paid a fee, payable quarterly in common shares in arrears, ranging from $500 to $1000 per each attended meeting of our Board or a Committee. Directors are not paid for a Committee meeting when that meeting coincides with a quarterly Board meeting. Directors also receive reimbursement for reasonable expenses incurred in attending meetings of the Board of Directors. For purposes of director payments in common shares, the common shares are valued at the closing price on the third business day following each quarterly earnings announcement and the common shares are issued on that same day.

Certain Related Party Transactions

      As described in greater detail in the Form 8-K filed with the Commission on February 17, 2006 (the “Merger 8-K”), on February 13, 2006, DATATRAK acquired ClickFind. Mr. Jim B. Ward was a significant shareholder of ClickFind and also served as its President and Chief Executive Officer.

      Pursuant to the Agreement and Plan of Merger which is filed as Exhibit 10.1 to the Merger 8-K (the “Merger Agreement”), the aggregate value of the consideration paid to shareholders of ClickFind was $18,000,000 less approximately $328,000 in certain transaction expenses and certain outstanding indebtedness of ClickFind (the “Net Merger Consideration”). The Net Merger Consideration was comprised of (i) approximately $4,000,000 in cash, (ii) $4,000,000 in promissory notes with a maturity date of February 1, 2009 and which have a per annum rate of interest designated by KeyBank, from time to time, as its base lending rate, plus 1%, or, in the event of a default, the applicable rate plus 2% (the “Notes”) and (iii) pursuant to the terms of the Merger Agreement, 1,026,522 DATATRAK common shares having a value of approximately $10,000,000 (the “Stock Consideration”). The form of Note is attached as Exhibit 10.4 to the Merger 8-K.

      In conjunction with the acquisition of ClickFind, DATATRAK appointed Mr. Ward as Vice President of eClinical Development and entered into an employment agreement with him. The terms of Mr. Ward’s employment agreement are hereinafter described in greater detail under the caption “Executive Officer Compensation.” In connection with the acquisition of ClickFind, we entered into a Limited Software License Agreement (the “License Agreement”) with Mr. Ward, granting Mr. Ward a limited, royalty-free, non-exclusive license to use, make and create modifications of, sublicense and distribute copies of; and sublicense in executable form the current version of the ClickFind software (as it existed at the time of the closing of our acquisition of ClickFind) in different non-competitive commercial applications. A copy of the License Agreement is attached as Exhibit 10.3 to the Merger 8-K.

AUDIT COMMITTEE AND RELATED MATTERS

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other DATATRAK filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent DATATRAK specifically incorporates this Report by reference therein.

Report of the Audit Committee

      The Audit Committee oversees DATATRAK’s financial reporting process on behalf of the Board of Directors. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors.

      Management has the primary responsibility for our financial statements and the reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management and express an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee monitors these processes.

      In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent auditors such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

      In addition, the independent auditors provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), related to the auditors’ independence. The Audit Committee discussed with the independent auditors the auditors’ independence from the Company and management and considered the compatibility of non-audit services with the auditors’ independence.

      The Audit Committee discussed with DATATRAK’s financial management and independent auditors the overall scope and plans for the audit. The Audit Committee also met with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluation of the Company’s internal controls and the overall quality of our financial reporting. In addition, the Audit Committee considered other areas of its oversight relating to the financial reporting process that it determined appropriate.

      Based on the reviews and discussions referred to above, upon recommendation of the Audit Committee and approval of the Board of Directors, the audited financial statements were included in the DATATRAK’s Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the Securities and Exchange Commission on March 13, 2006.

THE AUDIT COMMITTEE

Timothy G. Biro (Chairman)

Dr. Jerome H. Kaiser
Dr. Mark J. Ratain

Independent Auditors

      During the fiscal years ended December 31, 2005 and December 31, 2004, Ernst & Young LLP provided us with various audit and non-audit services. Set forth below are the aggregate fees and “out of pocket” expenses billed, on a consolidated basis, by Ernst & Young LLP for providing the services indicated for the fiscal years ended December 31, 2005 and December 31, 2004:

	Year End	Year End
	December 31, 2005	December 31, 2004

Audit fees(1)	$307,302	$164,887

Audit-Related fees(2)	10,471	5,491

Tax fees(2)	—	30,800

All Other Fees(2)	6,245	5,000

Total	$334,018	$206,178

(1)	Includes fees and expenses related to the fiscal year audit, the interim reviews, and audit of internal controls under Sarbanes-Oxley notwithstanding when the fees and expenses were billed or when the services were rendered.

(2)	Includes fees and expenses for services rendered from January through December of the fiscal year, notwithstanding when the fees and expenses were billed.

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Pre-Approval of Policies and Procedures

      The Audit Committee has adopted a policy that requires advance approval of all audit and non-audit services provided by our independent auditor prior to the engagement of the independent auditor with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Audit Committee to evaluate and pre-approve the engagement of the independent auditors when the entire Audit Committee is unable to do so. The Chairman must report all such pre-approvals to the entire Audit Committee at the next committee meeting.

      All of the services described above for our 2005 fiscal year were pre-approved by the Audit Committee.

EXECUTIVE OFFICER COMPENSATION

      The following Report of the Compensation Committee on Executive Compensation and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other DATATRAK filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent DATATRAK specifically incorporates this Report or the performance graph by reference therein.

Report of the Compensation Committee on Executive Compensation

      The Compensation Committee administers DATATRAK’s equity-based compensation plans, including the selection of grantees and the timing of equity awards, reviews and monitors key employee compensation and benefits policies and reviews and makes recommendations to the Board regarding DATATRAK’s senior management yearly compensation levels. The members of the Compensation Committee during 2005 were Messrs. Harris and Biro and Dr. Stote, all of whom were non-employee Directors.

      This report contains a discussion of the Board’s compensation philosophy, together with a discussion of the factors considered by the Compensation Committee in determining the compensation of our President and Chief Executive Officer and the Named Executive Officers.

Compensation Philosophy

      The Board of Directors’ compensation philosophy is that compensation paid to executive officers and other management personnel should consist of four elements: (1) salary, (2) annual incentive bonus, (3) equity awards, and (4) welfare, retirement and other benefits. The compensation package is designed to attract and retain top quality management employees. To some extent, elements of compensation are designed to vary as DATATRAK’s performance varies. In general, the elements of compensation that most typically have a significant relationship to DATATRAK’s performance are awards under the DATATRAK’s equity-based and bonus plans. The Committee’s decisions concerning compensation make use of independent surveys of executive compensation of similarly situated companies.

      Historically, DATATRAK has used stock options as the equity component of our compensation program. Our Omnibus Equity Plan provides DATATRAK with significant flexibility to grant a variety of equity incentive awards, including restricted stock, stock options and stock appreciation rights. Given recent changes in, and the uncertain future regarding, the accounting and tax treatment of equity awards, increased flexibility in providing equity awards is beneficial. The Board of Directors currently intends to use restricted stock grants, rather than stock options, for future equity awards.

      Presented below is a discussion of the various components of the compensation arrangements provided to the executive officers, as well as a discussion of the compensation arrangements provided to DATATRAK’s President and Chief Executive Officer.

2005 Compensation Decisions

      Base Salary and Benefits. Salaries of executive officers are subject to minimum levels set by the terms of each executive’s employment arrangement. The primary factor in setting salary levels pursuant to these arrangements was the desire to provide compensation in amounts sufficient to induce these individuals to either join or continue with DATATRAK. Salary levels for executive officers reflect the Committee’s judgments on appropriate salaries in light of the duties and responsibilities inherent in the executives’ positions. The particular qualifications of an individual holding the position and his or her level of experience, as well as information concerning compensation paid by other companies in the industry, are considered in establishing salary levels. The Committee’s assessment of the individual’s performance and contribution to DATATRAK’s performance are the primary criteria influencing decisions regarding salary adjustments. Based on the Company’s 2004 profitability and projections for continued growth and profitability in 2005, each of the Named Executive Officers was granted a pay increase in January 2005. As a result of this increase, Dr. Green’s salary was increased to $210,000 annually, Mr. Black’s salary was increased to $150,000 annually,

Mr. Shlaes’ salary was increased to $152,000 annually and Dr. Summa’s salary was increased to 165,850 Euro annually. During April 2006, the Committee approved pay increases for each of Dr. Green, Mr. Black, Mr. Shlaes and Dr. Summa. Pursuant to this increase, the annual salary for Dr. Green and Messrs. Black and Shlaes is $220,000, $156,000 and $160,000, respectively, and Dr. Summa’s annual salary is 169,032 Euro.

      Equity-Based Incentive Awards. Historically, DATATRAK has used stock options as a long-term incentive program for its executive officers. Stock options have been used because they directly relate the amounts earned by the executive officers to the amount of appreciation realized by DATATRAK’s shareholders over comparable periods. Stock options have also provided executive officers with the opportunity to acquire and build a meaningful ownership interest. As discussed above, the Omnibus Equity Plan gives the Committee a significant amount of flexibility in the types of equity awards that may be granted to executives. The Committee intends to consider equity-based awards throughout the year. In determining the size of a grant awarded to an individual executive officer, the Committee generally establishes a level of award based upon the position of the individual and his or her level of responsibility, and upon recommendations made by the President and Chief Executive Officer. The Committee’s decisions concerning equity incentive awards are based on its judgment concerning the appropriate amount of long-term compensation that should be paid to the executive in question. The Company did not award any stock options or other equity incentive awards to executives during 2005. A total of 28,823 stock options were awarded to employees during 2005.

      Bonuses. DATATRAK may pay additional compensation in the form of discretionary bonuses to executive officers. The bonus amount in any given year is determined by the Compensation Committee, taking into account several factors, including the executive officer’s salary and position, the executive officer’s performance and DATATRAK’s overall performance. Bonuses may be provided either in the form of cash, common shares or a combination of the two, as the Compensation Committee determines. No bonuses were paid to the Named Executive Officers in 2005.

      President and Chief Executive Officer Compensation. Dr. Green’s employment contract contemplates compensation in two broad areas: (1) a base salary and (2) equity-based incentive awards under a long-term compensation plan. During January 2005, Dr. Green was granted an increase in his annual salary from $170,000 to $210,000. Of this increase, $30,000 represented a reinstatement to his 2002 salary level, and $10,000 represented a pay increase. Dr. Green was not awarded any equity compensation in 2005. Dr. Green did not receive a bonus in 2005. During April 2006, Dr. Green was granted an increase in his annual salary from $210,000 to $220,000.

THE COMPENSATION COMMITTEE

Seth B. Harris (Chairman)

Timothy G. Biro
Dr. Robert M. Stote

Compensation Committee Interlocks and Insider Participation

      There were no compensation committee interlocks or insider participation activities in 2005.

Summary Compensation Table

      The table below sets forth certain information concerning the annual or long-term compensation for services in all capacities, during the fiscal years ended December 31, 2005, 2004 and 2003, to DATATRAK’s Chief Executive Officer and the three other executive officers of DATATRAK whose annual salary and bonus exceeded $100,000 (the “Named Executive Officers”).

					Long-Term
					Compensation
					Awards
		Annual
		Compensation(1)			Securities
					Underlying		All Other
Name and Principal Position	Year	Salary		Bonus	Options/SARs		Compensation(2)

Dr. Jeffrey A. Green	2005	$209,230		$—	—		$—
President, Chief Executive	2004	176,540		—	18,000	(3)	$—
Officer and Director	2003	172,310		—	16,500	(3)	—

Terry C. Black	2005	148,830		—	—		—
Vice President of Finance,	2004	123,580		10,000	7,500	(4)	—
Chief Financial Officer,	2003	120,620		—	10,500	(4)	—
Treasurer and Assistant Secretary

Marc J. Shlaes	2005	151,040		—	—		—
Vice President of Product	2004	127,990		10,000	7,500	(6)	—
Strategy(5)	2003	124,920		—	10,500	(6)	—

Dr. Wolfgang Summa	2005	205,980	(8)	—	—		—
Vice President of Strategic	2004	170,880		—	7,500	(9)	—
Business Relationships(7)	2003	154,770		—	10,500	(9)	—

(1)	No Named Executive Officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of that individual’s salary plus annual bonus. No long-term incentive plan payouts or restricted stock awards have been made to any of the Named Executive Officers.

(2)	No other compensation was received by the Named Executive Officers.

(3)	Dr. Green’s options were granted as follows: (1) 15,000 on December 23, 2003, at an exercise price of $4.05 per share, 50% of which became exercisable on December 23, 2005 and 50% of which will become exercisable on December 23, 2007, (2) 1,500 on December 23, 2003, at an exercise price of $4.05 per share, 50% of which became exercisable on December 23, 2004 and 50% of which became exercisable on December 23, 2005 and (3) 18,000 on December 28, 2004, at an exercise price of $7.35 per share, 50% of which will become exercisable on December 28, 2006 and 50% of which will become exercisable on December 28, 2008.

(4)	Mr. Black’s options were granted as follows: (1) 9,000 on December 23, 2003, at an exercise price of $4.07 per share, 50% of which became exercisable on December 23, 2005 and 50% of which will become exercisable on December 23, 2007, (2) 1,500 on December 23, 2003, at an exercise price of $4.05 per share, 50% of which became exercisable on December 23, 2004 and 50% of which became exercisable on December 23, 2005 and (3) 7,500 on December 28, 2004, at an exercise price of $7.35 per share, 50% of which will become exercisable on December 28, 2006 and 50% of which will become exercisable on December 28, 2008.

(5)	Effective as of February 13, 2006, Mr. Shlaes’ title was changed from Vice President of Research and Development to Vice President of Product Strategy.

(6)	Mr. Shlaes’ options were granted as follows: (1) 9,000 on December 23, 2003, at an exercise price of $4.07 per share, 50% of which became exercisable on December 23, 2005 and 50% of which will become exercisable on December 23, 2007, (2) 1,500 on December 23, 2003, at an exercise price of $4.05 per share, 50% of which became exercisable on December 23, 2004 and 50% of which became exercisable on December 23, 2005 and (3) 7,500 on December 28, 2004, at an exercise price of $7.35 per share, 50% of which will become exercisable on December 28, 2006 and 50% of which will become exercisable on December 28, 2008.

(7)	Effective as of March 1, 2006 Dr. Summa’s title was changed from Vice President of Global Operations to Vice President of Strategic Business Relationships.

(8)	Dr. Summa’s 2005 salary was 165,390 Euro. Based on the average exchange rate between the United States dollar and the Euro during 2005, Dr. Summa’s 2005 salary of 165,390 Euro was the equivalent of $205,980.

(9)	Dr. Summa’s options were granted as follows: (1) 9,000 on December 23, 2003, at an exercise price of $4.07 per share, 50% of which became exercisable on December 23, 2005 and 50% of which will become exercisable on December 23, 2007, (2) 1,500 on December 23, 2003, at an exercise price of $4.05 per share, 50% of which became exercisable on December 23, 2004 and 50% of which became exercisable on December 23, 2005 and (3) 7,500 on December 28, 2004, at an exercise price of $7.35 per share, 50% of which will become exercisable on December 28, 2006 and 50% of which will become exercisable on December 28, 2008.

Option Grants in Last Fiscal Year

      No stock options were granted to the Named Executive Officers during 2005.

Option Exercises and Fiscal Year-End Option Values

      The table below shows information with respect to the exercise of options to purchase common shares by the Named Executive Officers and unexercised options to purchase common shares for the Named Executive Officers as of December 31, 2005.

Aggregate Option Exercises in Last Fiscal Year

and December 31, 2005 Option Value

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Stock		December 31, 2005		December 31, 2005(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable(2)	Unexercisable

Dr. Jeffrey A. Green	37,500	$336,375	198,375	42,375	$1,318,523	$299,433

Terry C. Black	37,500	175,575	58,735	17,860	438,184	94,230

Marc J. Shlaes	15,000	140,564	81,657	17,156	594,923	88,500

Dr. Wolfgang Summa	37,500	348,750	50,157	26,156	375,578	161,780

(1)	Options are in-the-money if the market value of our common shares exceeds the exercise price.

(2)	Represents the total gain which would be realized if all in-the-money options beneficially held at December 31, 2005 were exercised, determined by multiplying the number of common shares underlying the options by the difference between the per share option exercise price and $9.99, the closing price for our common shares as reported by Nasdaq on December 31, 2005.

Equity Compensation Plan Information

      The following table sets forth information concerning common shares authorized or available for issuance under our equity compensation plans as of the December 31, 2005.

Number of
Securities
	Number of	Weighted-	Remaining Available
	Securities to be	Average Exercise	for Future Issuance
	Issued Upon	Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	(Excluding
	Options, Warrants	Warrants and	Securities Reflected
Plan Category	and Rights	Rights	in Column (a))

	(a)	(b)	(c)

Equity compensation plans approved by shareholders	1,619,891	$3.52	266,972

Equity compensation plans not approved by shareholders(1)(2)	160,337	$8.84	—

Total	1,780,228	$4.00	266,972

(1)	The terms of our August 2003 private placement of 903,750 common shares required the issuance of warrants to purchase common shares at $3.20 per share as payment for services performed by certain placement agents related to our private placement. 18,938 of these warrants were outstanding at December 31, 2005. The warrants are fully vested as of the date of grant and expire August 8, 2008.

(2)	The terms of our December 2004 private placement of 729,470 common shares required the issuance of warrants to purchase a total of 31,974 common shares at $9.60 per share as payment for services performed by certain placement agents related to our private placement. In addition, the private placement required the issuance of warrants to purchase a total of 109,425 common shares at $9.60 per share to the investors who participated in our private placement. The warrants, all of which were outstanding at December 31, 2005, are fully vested as of the date of grant and expire December 23, 2007.

Employment Agreements

      Dr. Jeffrey A. Green. In February 2001, we entered into an employment agreement with Dr. Green providing for an initial term of one year. This agreement, which remains in effect, automatically renews for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary initially provided for in this agreement is $180,000 per year, to be reviewed at least annually by the Compensation Committee. Currently, the base salary provided for Dr. Green pursuant to this agreement is $220,000 per year. Bonuses may be paid to Dr. Green at the discretion of the Compensation Committee. The agreement also provides Dr. Green with the right to participate in all benefit plans made available to our executives and/or employees. Dr. Green’s employment may be terminated with or without cause, upon his death or disability or with sufficient reason. Additionally, under this agreement, Dr. Green is entitled to terminate his employment for “good reason.” “Good reason” for such termination will exist if at any time, (1) there is a material breach of Dr. Green’s employment agreement by the Company, (2) shareholders fail to elect Dr. Green to the Board of Directors or Dr. Green is otherwise removed from the Board of Directors, and (3) except in connection with the termination of Dr. Green’s employment in strict compliance with the terms of the agreement, the Board of Directors (a) fails to elect Dr. Green to his current executive position, (b) fails to vest Dr. Green with the powers and authority customarily associated with his current position or (c) significantly diminishes his responsibilities, duties, power or authority. If Dr. Green terminates his employment for good reason, he will be entitled to continue to receive his base salary for two years following the date of such termination. If Dr. Green’s employment is terminated in connection with a sale of our business, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause or without sufficient reason, he will be entitled to continue to receive his base salary for a period of two years subsequent to the date of termination. If Dr. Green terminates his employment without good reason, or if he is terminated for “cause,” then he will be entitled to receive his base salary through the date of termination. For purposes of Dr. Green’s agreement, “cause” is defined as a determination by the Board of Directors that the employee was (1) convicted of a felony involving moral turpitude or a felony in connection with his employment, (2) engaged in fraud, embezzlement, material willful destruction of property or material disruption of our operations, (3) using or in possession of illegal drugs and/or alcohol on our premises or reporting to work under the influence of same, or (4) engaged in conduct, in or out of the workplace, which in our reasonable determination has an adverse effect on our reputation or business. “Sufficient reason” shall mean a good faith determination that the employee failed to adequately perform his duties as an officer or achieve the business objectives mutually agreed upon by the parties. Dr. Green also agreed to certain noncompetition and nondisclosure provisions, which under certain conditions continue for a period of up to twenty-four months following a termination of Dr. Green’s employment.

      Terry C. Black. In February 2001, we entered into an employment agreement with Mr. Black providing for an initial term of one year. This agreement, which remains in effect, automatically renews for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary initially provided for in this agreement is $125,000 per year, to be reviewed at least annually by the Compensation Committee. Currently, the base salary provided for Mr. Black pursuant to this agreement is $156,000 per year. Bonuses may be paid to Mr. Black at the discretion of the Compensation Committee. The agreement also provides Mr. Black with the right to participate in all benefits plans made available to our executives and/or employees. Mr. Black’s employment may be terminated with or without cause or upon his death or disability. Additionally, Mr. Black is entitled to terminate his employment for “good reason.” If Mr. Black terminates his employment for good reason, he will be entitled to receive his base salary for a period of one year following the date of such termination. If Mr. Black’s employment is terminated in connection with a sale of our business, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to receive his base salary for a period of one year subsequent to the date of termination. If Mr. Black terminates his employment without good reason, or if he is terminated for “cause,” he will be entitled to receive his base salary through the date of termination. For purposes of Mr. Black’s agreement, “cause” is defined as a determination by the Board of Directors that the employee was (1) convicted of a felony involving moral turpitude or a felony in connection with his employment, (2) engaged in fraud, embezzlement, material willful destruction of property or material disruption of our operations, (3) using or in possession of illegal drugs and/or alcohol on our premises or reporting to work under the influence of same, or (4) engaged in conduct, in or out of the workplace, which in our reasonable determination has an adverse effect on our reputation or business. Mr. Black also agreed to certain noncompetition and nondisclosure provisions, which continue under certain conditions for a period up to eighteen months following a termination of Mr. Black’s employment.

      Dr. Wolfgang Summa. In December 2000, Dr. Summa signed an employment agreement with our German subsidiary, DATATRAK Deutschland GmbH, providing for an initial term of four years. This agreement, which remains in effect, automatically renews for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary initially provided for in this agreement is 107,370 Euro (approximately $110,000) per year, to be reviewed at least annually by the Compensation Committee. Currently, the base salary provided for Dr. Summa pursuant to this agreement is 169,032 Euro per year. Bonuses may be paid to Dr. Summa at the discretion of the Compensation Committee. The agreement also provides Dr. Summa with the right to participate in all benefits plans made available to our executives and/or employees. Dr. Summa’s employment may be terminated with or without cause or upon his death or disability. Additionally, Dr. Summa is entitled to terminate his employment for “good reason.” If Dr. Summa terminates his employment for good reason, he will be entitled to receive his base salary for a period of one year following the date of such termination. If Dr. Summa’s employment is terminated in connection with the sale of our business, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to receive his base salary for a period of one year subsequent to the date of termination. If Dr. Summa terminates his employment without good reason, or if he is terminated for “cause,” he will be entitled to receive his base salary through the date of termination. For purposes of Dr. Summa’s agreement, “cause” is defined as a determination by the Board of Directors that the employee was (1) convicted of a felony involving moral turpitude or a felony in connection with his employment, (2) engaged in fraud, embezzlement, material willful destruction of property or material disruption of our operations, (3) using or in possession of illegal drugs and/or alcohol on our premises or reporting to work under the influence of same, or (4) engaged in conduct, in or out of the workplace, which in our reasonable determination has an adverse effect on our reputation or business. Dr. Summa also agreed to certain noncompetition and nondisclosure provisions, which continue under certain conditions for a period up to eighteen months following a termination of Dr. Summa’s employment. The agreement is governed by German law.

      Marc J. Shlaes. In March 2003, we entered into an employment agreement with Mr. Shlaes providing for an initial term of one year. This agreement, which remains in effect, automatically renews for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary initially provided for in this agreement is $145,000 per year, to be reviewed at least annually by the Compensation Committee. Currently, the base salary provided for Mr. Shlaes pursuant to this agreement is $160,000 per year. Bonuses may be paid to Mr. Shlaes at the discretion of the Compensation Committee. The agreement also provides Mr. Shlaes with the right to participate in all benefits plans made available to our executives and/or employees. Mr. Shlaes’ employment may be terminated with or without cause or upon his death or disability. Additionally, Mr. Shlaes is entitled to terminate his employment for any or no reason. If Mr. Shlaes voluntarily terminates his employment, all obligations under his employment will cease to exist. If Mr. Shlaes’ employment is terminated in connection with the sale of our business, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to receive his base salary for a period of one year subsequent to the date of termination. If Mr. Shlaes is terminated for “cause,” he will be entitled to receive his base salary through the date of termination. For purposes of Mr. Shlaes’ agreement, “cause” is defined as a determination by the Board of Directors that the employee (1) fails to complete satisfactorily our routine pre-employment background check, (2) was convicted of a felony involving moral turpitude or a felony in connection with his employment, (3) was engaged in fraud, embezzlement, material willful destruction of property or material disruption of our operations, (4) was using or in possession of illegal drugs and/or alcohol on our premises or reporting to work under the influence of same, or (5) was engaged in conduct, in or out of the workplace, which in our reasonable determination has an adverse effect on the our reputation or business. Mr. Shlaes also agreed to certain noncompetition and nondisclosure provisions, which continue under certain conditions for a period up to fifteen months following a termination of Mr. Shlaes’ employment.

      Jim B. Ward. Subsequent to the year ended December 31, 2005, we entered into an employment agreement with Mr. Ward to serve as the Vice President of eClinical Development. The agreement provides a three-year term of employment at a minimum base salary of $140,000 per year. During the three-year term, Mr. Ward remains an at-will employee. The agreement provides that Mr. Ward will be eligible to participate in annual bonus awards, if any, as determined from time to time in the sole discretion of the Board of Directors or the Compensation Committee. Pursuant to the terms of the agreement, Mr. Ward will be entitled to participate in our employee benefit plans, as in effect from time to time, on the same basis as similarly situated employees of the Company. The agreement further provides for a severance payment equal to the amount that Mr. Ward would have been paid in contractual salary from the date of termination through the three year anniversary of DATATRAK’s acquisition of ClickFind on February 13, 2006, in the event that the Company terminates Mr. Ward’s employment without cause or Mr. Ward resigns for “good reason”, during the employment term. For the purpose of Mr. Ward’s agreement, “cause” is defined as the employee’s (1) willful or continuing failure to perform substantially the employee’s duties with the Company which is not cured within thirty days following written detailed notice describing the action constituting “failure to perform”, (2) commission of, or plea of guilty or no contest to a (i) felony or (ii) crime involving moral turpitude, (3) willful malfeasance or misconduct which is demonstrably injurious to the Company, (4) breach of the material terms of the employment agreement, including, without limitation, any non-competition, non-solicitation or confidentiality provisions or any other act or course of conduct which is demonstrably and materially injurious to the Company. Mr. Ward’s agreement also contains certain noncompetition and nondisclosure provisions, which continue under certain conditions for a period of 36 months following a termination of Mr. Ward’s employment.

Performance Graph

      The following line graph compares the yearly cumulative total shareholder return on our common shares against the cumulative total return of the Nasdaq Stock Market U.S. Index and the Nasdaq Health Services Index for the period commencing December 31, 2000 and ending December 31, 2005. The graph assumes that the value of the investment in our common shares and each index was $100 on December 31, 2000, and that all dividends, if any, were reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG DATATRAK INTERNATIONAL, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
AND THE NASDAQ HEALTH SERVICES INDEX

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

DATATRAK	100	94.22	61.16	215.11	389.33	532.80

Nasdaq US	100	79.08	55.95	83.35	90.64	92.73

Nasdaq Health Services	100	108.29	92.53	128.80	159.27	172.19

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and certain of its executive officers and persons who beneficially own more than 10% of its common shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and Nasdaq. These people are further required to furnish us with copies of all such forms filed by them. Based solely on our review of the copies of the forms that we received, we believe that all of the Section 16(a) filing requirements were satisfied by our directors, executive officers and beneficial owners of more than 10% of our common shares except for a late filing of a Form 4 related to an inadvertent oversight to report an open market purchase of 7,500 common shares by Seth B. Harris on March 4, 2003.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

      Any shareholder who meets the requirements of the proxy rules under the Exchange Act may submit proposals to the Board of Directors to be considered for submission in our proxy materials for the Annual Meeting of shareholders to be held in 2007. Proposals should be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to DATATRAK International, Inc., 6150 Parkland Boulevard, Suite 100, Mayfield Heights, Ohio 44124, Attention: Investor Relations, and must be received no later than December 29, 2006. Any notice shall include: (a) the name and address of the shareholder and the text of the proposal to be introduced, (b) the number of common shares held of record, owned beneficially and represented by proxy by the shareholder as of the date of the notice and (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice.

      Unless we receive notice of a shareholder proposal not included in our 2007 proxy statement to be brought before the 2007 Annual Meeting by February 27, 2007, then we may use our discretion in voting proxies with respect to any shareholder proposal properly brought before such Annual Meeting. The chairman of the Annual Meeting may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures.

OTHER MATTERS

      The Board of Directors is not aware of any matter to come before the Annual Meeting other than those mentioned in the accompanying notice. However, if other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on those matters.

      A copy of DATATRAK’s Annual Report has been provided to shareholders with this proxy statement. If a shareholder entitled to vote at the Annual Meeting did not receive a copy of the Annual Report with this proxy statement, that shareholder may request a copy of the Annual Report from us. Upon the receipt of a written request from any shareholder entitled to vote at the Annual Meeting, we will mail, at no charge to the shareholder, a copy of our Annual Report, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act, for our most recent fiscal year. Requests from beneficial owners of common shares must include a good-faith representation that, as of the record date of the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at the Annual Meeting. Written requests for the Annual Report should be directed to: Investor Relations, DATATRAK International, Inc., 6150 Parkland Boulevard, Suite 100, Mayfield Heights, Ohio 44124.

      You are urged to sign and return your proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

THOMAS F. MCKEE
Secretary

April 28, 2006

Annex A

DATATRAK INTERNATIONAL, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

(As Amended and Restated on July 22, 2005)
      The Board of Directors (the “Board”) of DATATRAK International, Inc. (the “Company”) has constituted and established a Nominating and Corporate Governance Committee (the “Committee”) with authority, responsibility and specific duties as described in this Nominating and Corporate Governance Committee Charter.
Membership
      The Committee shall consist of three directors who are independent of management and free from any relationship that, in the opinion of the Board, and as evidenced by its appointment of such Committee members, would interfere with the exercise of independent judgment as Committee members. Each Committee member shall meet the definition of “independent” within the meaning of the Nasdaq Stock Market listing standards, and any other applicable laws, rules and regulations, as amended from time to time.
      The Board shall appoint one member of the Committee to serve as the Chairman of the Committee. The Board may fill vacancies on the Committee from time to time, and the Board may remove a Committee member from membership on the Committee at any time with or without cause.
Principle Functions
      The Committee has two basic responsibilities: (1) to assist the Board in identifying individuals qualified to become board members and to recommend that the Board select the director nominees to be elected at the annual meeting of shareholders or to be appointed to fill a vacancy or to otherwise increase the size of the Board; and (2) to assist the Board in developing and implementing the Company’s corporate governance policies and guidelines. In carrying out its responsibilities, the Committee will:

•	Identify, review, evaluate and recommend individual candidates to the Board to become Board members and shall consider management and shareholder recommendations for director candidates. In recommending candidates for nomination, the Committee shall consider such factors as it deems appropriate and shall not recommend candidates for nomination who do not meet the following minimum qualifications:

•	A desire to represent the best interests of the shareholders;

•	An express commitment to the mission and success of the Company as well as an ability to work compatibly with the Board and senior management;

•	A history of outstanding achievements and the highest ethical standards, values and integrity;

•	Experience and knowledge that is relevant to the Company and which has been obtained as a director or in a senior executive position or in an academic, scientific or government position;

•	The ability and willingness to commit and devote the necessary time and energy to the diligent performance of his or her duties, including preparing for, attending and participating in Board meetings and one or more standing committees of the Board; and

•	Basic knowledge of corporate governance matters and the role of boards of public companies.

•	Establish policies and procedures with regard to the consideration of shareholder recommended director candidates and the process by which the Committee identifies and evaluates all director candidates.

•	Evaluate whether an incumbent director should be nominated for reelection to the Board upon expiration of such director’s term. The Committee shall use the same factors established for new director candidates to make its evaluation and also shall take into account the incumbent director’s past performance and contribution to the Board and its committees.

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•	The Committee shall review annually the Board’s committee structure and recommend to the Board for its approval directors to serve on each of the Board’s committees. The Committee also shall recommend additional directors to serve as committee members when necessary to fill vacancies. The Committee shall consult with the Chief Executive Officer or acting Chairman of the Board on all such recommendations.

•	The Committee shall review and recommend to the Board the form and amount of director compensation, including the annual retainer and meeting fees for the Board and Committees of the Board and, if applicable, the terms of appropriate stock compensation awards.

•	The Committee shall develop and recommend to the Board for its approval Corporate Governance Guidelines for the Company. Thereafter, the Committee shall periodically review and assess the adequacy of the Company’s Corporate Governance Guidelines and recommend changes to the Board as necessary.

•	The Committee shall develop and recommend to the Board for its approval a Code of Business Conduct and Ethics applicable to the Company’s directors, officers and employees, as well as a Financial Code of Ethics applicable to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other persons performing similar functions.

•	The Committee shall review matters brought to its attention relating to the integrity of management, including conflicts of interest, and shall oversee adherence to the Company’s Financial Code of Ethics and Code of Business Conduct and Ethics. In connection with these reviews, the Committee will meet, as appropriate, with the Company’s outside counsel and other Company officers and employees.

•	The Committee shall develop and recommend to the Board for its approval an annual self-evaluation process for the entire Board and each of its committees. The Committee shall coordinate that such annual self-evaluations shall be conducted for the Board and each of its committees.

•	The Committee shall make recommendations regarding director orientation programs and shall consider continuing education opportunities for directors to the extent appropriate.

•	Delegate, where appropriate in the discretion of the Committee, any of its responsibilities to a subcommittee.

•	Retain and authorize search firms, consultants, legal, accounting or other advisors, without seeking approval from the Board, as it deems necessary, to assist in fulfilling its responsibilities and discharging its duties.

•	Report its activities to the Board at its next regularly scheduled meeting following a Committee meeting or written action, accompanied by any recommendations to the Board approved by the Committee.

•	Periodically review and assess the adequacy of this Charter and recommend any appropriate changes to this Charter to the Board.

•	Such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board and/or the Chairman of the Board.

Meetings

      The Committee will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee and/or management of the Company. All meetings of the Committee shall be held pursuant to the Code of Regulations of the Company with regard to notice and waiver thereof, and written minutes of each meeting shall be duly filed in the Company’s records. The Chairman shall preside at each meeting and, in the absence of the Chairman, one of the other members of the Committee shall be designated as the acting chair of the meeting. A quorum shall consist of a majority of the members of the Committee.

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c/o National City Bank
Corporate Trust Operations
Locator 5352
P. O. Box 94509
Cleveland, OH 44101-9854

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.
ê Please fold and detach card at perforation before mailing. ê

(Continued from reverse side)
The shares represented by this proxy will be voted as indicated in the spaces on the reverse. To the extent that no directions are given for the election of the three nominees to serve on the Board of Directors of the Company, the shares represented by this proxy will be voted “FOR” the election of the three nominees to serve on the Board of Directors of the Company. The shares represented by this proxy will be voted in the discretion of the proxy holders on all other matters properly brought before the Annual Meeting and any adjournments thereof.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. The proxy holders cannot vote your shares unless you sign and return this card.

Please date, sign and return promptly in the accompanying envelope.

DATE:

SIGNATURE(S)

SIGNATURE(S)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

ê Please fold and detach card at perforation before mailing. ê

PROXY FOR COMMON SHARES
Proxy Solicited on Behalf of the Board of Directors of
the Company for the Annual Meeting of Shareholders on June 8, 2006.
The undersigned hereby (i) appoints Terry C. Black and Robert J. Fisher, and each of them, his true and lawful agents and proxy holders with full power of substitution in each to appear and vote all of the Common Shares of DATATRAK International, Inc. that the undersigned will be entitled to vote at the Annual Meeting of Shareholders of DATATRAK International, Inc. to be held at 6150 Parkland Boulevard, Paragon II, Suite 100, Mayfield Heights, Ohio on June 8, 2006, and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said proxy holders to vote all of the Common Shares of the Company represented by this proxy as follows.

(1)	Election of the following nominees to serve on the Board of Directors of the Company:

	Jeffrey A. Green	❑ FOR	❑ WITHHELD

	Seth B. Harris	❑ FOR	❑ WITHHELD

	Mark J. Ratain	❑ FOR	❑ WITHHELD

(2)	In their discretion to act on any other matters that may properly come before the meeting.